As filed with the Securities and Exchange Commission on November 10, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMP4 Therapeutics Corporation
(Exact name of registrant as specified in its charter)

Delaware	81-1152476
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts
02139
(617) 651-8867
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Josh Mandel-Brehm
President and Chief Executive Officer
CAMP4 Therapeutics Corporation
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts 02139
(617) 651-8867
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Thomas Danielski
Ropes & Gray LLP
Prudential Tower 800 Boylston St.
Boston, Massachusetts 02199
(617) 951-7000
From time to time after the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
This registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act.

EXPLANATORY NOTE
This registration statement contains:
•a base prospectus which covers the offer, issuance and sale of up to $300,000,000 of our common stock, preferred stock, warrants and debt securities; and
•an at-the-market offering prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold under the Sales Agreement (“the Sales Agreement”), dated November 10, 2025, with Leerink Partners LLC (“Leerink Partners”).
The base prospectus immediately follows this explanatory note. The at-the-market offering prospectus supplement immediately follows the base prospectus. Upon termination of the Sales Agreement with Leerink Partners, any amounts included in the at-the-market offering prospectus supplement that remain unsold will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full amount of this registration statement may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated November 10, 2025
PROSPECTUS
$300,000,000
CAMP4 THERAPEUTICS CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time, in one or more series or issuances and in an amount and on terms that we will determine at the time of the respective offering, any combination, up to $300,000,000 in the aggregate, of the securities described in this prospectus.
We will provide specific terms of any offering in a supplement to this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any amendments or prospectus supplements as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “CAMP.” On November 7, 2025, the last reported sale price of our common stock par value $0.0001 per share was $4.25 per share.
Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading. See “Risk Factors” on page 6 of this prospectus, in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                              , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $300,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus carefully, including all documents incorporated herein and therein by reference, together with the additional information described below under “Where You Can Find More Information” before making an investment in our securities.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
References in this prospectus to “CAMP4,” the “Company,” “we,” “us,” “our” or similar terms refer to CAMP4 Therapeutics Corporation and our subsidiary on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.
Trademarks and Tradenames
“CAMP4,” “RAP Platform,” “RNA Actuator” and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are the property of CAMP4 Therapeutics Corporation and are registered as trademarks in the United States and other countries. This prospectus and the other documents incorporated by reference herein contain references to our trademarks and to trademarks belonging to other entities. Each of the other trademarks, trade names and service marks included in this prospectus belongs to its respective holder. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to those trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or our endorsement or sponsorship by, any other entity.

ABOUT THE COMPANY
Company Information
We are a clinical-stage biopharmaceutical company pioneering the discovery and development of a new class of RNA-targeting therapeutics with the goal of upregulating gene expression and restoring healthy protein levels to treat a broad range of genetic diseases. Regulatory RNAs (“regRNAs”) play a central role in the regulation of every protein-coding gene by contributing to gene activation and suppression. Our approach is designed to amplify messenger RNA (“mRNA”) expression by harnessing the power of regRNAs that form localized complexes with transcription factors and regulate gene expression. Our proprietary RNA Actuating Platform (“RAP Platform”) allows us to rapidly and systematically identify and characterize the active regulatory elements controlling every expressed gene and tens of thousands of druggable enhancer and promoter regRNA sequences that control protein-coding genes. Once a disease-associated target gene is identified, we apply our RAP Platform to identify the controlling regRNA and rapidly generate novel antisense oligonucleotide (“ASO”) candidates, which we refer to as RNA Actuators. These ASOs are designed to bind to the identified regRNA and amplify the expression of the target gene in a specific and controllable way. We are primarily focused on diseases of the central nervous system with validated disease biology, and we believe our RAP Platform allows us to address a broad range of rare and prevalent genetic diseases in which a modest increase in protein expression has the potential to be clinically meaningful.
We are leveraging our RAP Platform to advance a preclinical program for the treatment of synaptic Ras GTPase activating protein 1 (“SYNGAP1”)-related disorders, a group of neurodevelopmental conditions caused by pathogenic variants in the SYNGAP1 gene that result in a haploinsufficient state, reducing SYNGAP protein levels by up to 50%. SYNGAP plays a critical role in cognitive development and synaptic function. Epilepsy is a common characteristic of these disorders and nearly all patients experience some degree of developmental delay and cognitive impairment. Incidence estimates vary significantly, ranging from one to 40 per 100,000 individuals. While we believe that SYNGAP1-related disorders remain underdiagnosed, we estimate that there are more than 10,000 individuals living with these disorders in the United States. SYNGAP1-related disorders are reported to represent 0.5% to 1.0% of all intellectual disability cases, making them among the most common causes of intellectual disability in patients with epilepsy, and indicating that the patient population may be significantly larger than incidence estimates suggest. There are no FDA-approved, disease-modifying therapies for SYNGAP1-related disorders. Treatment is often limited to supportive physical, occupational and speech therapy. A combination of non-specific anti-seizure medications may be prescribed, though SYNGAP1-related disorders have proven difficult to control with available therapeutics. Up to 50% of patients do not adequately respond to medication, in which case implantable devices, such as those for vagus nerve stimulation, may offer incremental therapeutic benefit. We are advancing our SYNGAP program to address the significant unmet need by targeting the direct cause of SYNGAP1-related disorders, haploinsufficiency, which we believe is amenable to targeting through regRNAs. Our novel approach targets the SYNGAP1 gene at the transcriptional level to restore SYNGAP function and improve symptoms by utilizing an intrathecally delivered ASO. Upregulation of SYNGAP1 gene expression may increase SYNGAP protein levels in amounts sufficient to yield therapeutic benefit. Our preclinical studies demonstrated a dose-dependent increase in SYNGAP mRNA levels accompanied by an increase in SYNGAP protein expression. On May 16, 2025, we presented preclinical data from our SYNGAP program in an oral presentation at the 28th American Society of Gene and Cell Therapy Annual Meeting. We observed that intracerebroventricular injection of our lead development candidate, CMP-002 (formerly known as CMP-SYNGAP-01), restored SYNGAP protein levels to near normal range in haploinsufficient mice carrying a single copy of the human SYNGAP1 gene after a single dose and rescued motor defects and spatial learning defects following two doses. Additionally, we observed that biweekly intrathecal injections of CMP-002 were well tolerated in cynomolgus monkeys and resulted in a significant increase in SYNGAP protein levels across multiple brain regions clinically relevant to the disease, with dose-linear increases of CMP-002 in disease-relevant brain regions. We have initiated GLP toxicology studies for CMP-002 to enable the filing of a clinical trial application. Pending successful completion of GLP toxicology studies and regulatory clearance, we intend to initiate a global Phase 1/2 clinical trial in individuals with SYNGAP1-related disorders as early as the second half of 2026.
Our pipeline also includes our clinical candidate, CMP-001 (formerly known as CMP-CPS-001), for the treatment of the most prevalent urea cycle disorders (“UCDs”), for which we have completed a Phase 1 clinical trial in healthy volunteers. UCDs are a group of severe, inherited metabolic diseases caused by mutations in the genes that encode one or more of the eight enzymes and transporters necessary to convert ammonia into urea. The inability of the body to properly metabolize ammonia leads to the accumulation of toxic levels in circulation, ultimately resulting in severe health outcomes, such as neurologic disability, seizure and death. CMP-001 is designed to improve urea cycle activity by amplifying expression of carbamoyl phosphate synthetase 1 (“CPS1”), an enzyme that catalyzes the first step of the urea cycle, by binding to a CPS1-specific regRNA. Our preclinical studies have demonstrated that modulating the activity of the target regRNA increases expression of the CPS1 gene, resulting in increased CPS1 enzyme levels, which allows for more ammonia to be converted into urea, thereby lowering ammonia levels to normal, healthy ranges. These preclinical studies also demonstrated that CMP-001 can increase the level of, or upregulate, the production of multiple enzymes responsible for converting ammonia into urea, potentially allowing us to address more than 85% of patients with UCDs. We have received approval of a clinical trial application in the Netherlands to enable the initiation of a Phase 1b expansion to enroll female participants who are heterozygous for a mutation of the OTC gene. We estimate that there are approximately 2,000 diagnosed female OTC heterozygotes in the United States who have inherited one copy of a gene with OTC-related changes and experience potentially addressable UCD symptoms.
We have completed the analysis of safety, pharmacokinetic, and pharmacodynamic biomarker data from all four cohorts of the single ascending dose (“SAD”) portion and from the three completed cohorts of the multiple ascending dose (“MAD”) portion of the clinical trial. In total, 86 healthy volunteer participants were observed, including 51 receiving CMP-001. CMP-001 demonstrated a favorable safety profile in both the SAD and MAD portions of the clinical trial, with no serious adverse events or discontinuations due to adverse events. Pharmacokinetic data similarly was observed to be consistent with expectations, demonstrating a dose-dependent increase in exposure (Cmax and AUC) with clear separation between groups and low-to-moderate variability in key pharmacokinetic parameters at all dose levels. There were no conclusive determinations of pharmacodynamic activity or non-activity in this healthy volunteer population, which we believe may have resulted from intrinsic variability in the ureagenesis rates of healthy individuals measured with the investigational 13C-sodium acetate test used in the study. We have made the strategic decision to pause new investment in our UCD program and to prioritize the development of our SYNGAP program. We continue to believe that CMP-001 has the potential to be the first disease-modifying therapy for the most prevalent UCDs and intend to pursue partnership opportunities to support the further development of CMP-001.
Our principal executive offices are located at One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, Massachusetts 02139 and our telephone number is (617) 651-8867. Our website address is www.camp4tx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference, and investors should not rely on any such information in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and we may remain an emerging growth company until December 31, 2029 or until such earlier time that we are no longer an emerging growth company. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved and an exemption from compliance with the requirements regarding the communication of critical audit matters in the auditor’s report on financial statements.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, our financial statements may not be comparable to those of companies that are not emerging growth companies.
We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029.
We are also a “smaller reporting company,” as defined in the Exchange Act, meaning that the market value of our shares held by non-affiliates is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either: (i) the market value of our shares held by non-affiliates is less than $250.0 million; or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investing in our securities involves a high degree of risk. See “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before making a decision about investing in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, operating results and financial condition. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus, any prospectus supplement, any free writing prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. All statements other than statements of historical fact contained in this prospectus, including statements regarding our strategy, future operations, future financial position, prospects, plans, objectives of management and expected growth, are forward-looking statements. These statements are based on our current beliefs, expectations and assumptions regarding our intentions, beliefs or current expectations concerning, among other things, the future of our business, future plans and strategies, our operational results and other future conditions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about the following:
•the initiation, timing, progress, results and costs of our research and development programs and of our current and future preclinical studies and clinical trials of our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, as well as the period during which the results of the trials are expected become available;
•the timing of our planned good laboratory practices toxicology studies and regulatory submissions, initiation of planned clinical trials and timing of expected clinical results for our current and future product candidates;
•the timing of any submissions of filings for regulatory approval of, and our ability to obtain and maintain regulatory approvals for, any product candidates we may develop;
•our ability to identify patients with the diseases treated by our product candidates, and to enroll patients in trials;
•our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;
•our reliance on third party manufacturing partners to comply with significant regulations with respect to manufacturing our products;
•our expectations regarding the scope of any approved indication for any product candidates we may develop;
•our ability to successfully commercialize our product candidates, if approved;
•our ability to leverage our RAP Platform to identify and develop future product candidates;
•our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;
•our ability to establish or maintain strategic collaborations or arrangements, including potential business development opportunities and potential licensing partnerships, and our ability to attract collaborators with development, regulatory and commercialization expertise;
•our ability to identify, recruit and retain key personnel;

•our reliance upon intellectual property licensed from third parties and our ability to obtain such licenses on commercially reasonable terms or at all;
•our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;
•our financial performance;
•the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;
•our competitive position and the development of and projections relating to our competitors or our industry;
•our estimates regarding future expenses and needs for additional financing;
•the impact of laws and regulations;
•the effect of changes in international trade policies and general economic, industry, geopolitical and market conditions, such as uncertainties related to military conflict or war, tariffs (including tariffs that have been or may in the future be imposed by the United States or other countries), sanctions, trade protection measures or other trade barriers, inflation and financial institution instability, or pandemic or epidemic disease outbreaks, or the impact of the United States government shutdown, many of which are beyond our control, as well as the value of our common stock and our ability to access capital markets; and
•our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a smaller reporting company, as defined in the Exchange Act.
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
Unless otherwise indicated, market and industry data contained in this prospectus, including potential market opportunities, is based on our management’s estimates and research, as well as industry and general publications and research and studies conducted by third parties. Although we believe that the information from these third-party publications, research and studies included in this prospectus is reliable, and we are responsible for the accuracy of such information, we have not independently verified the accuracy or completeness of this information. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. This data involves a number of assumptions and limitations and the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and in our subsequent filings with the SEC. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, in connection with an offering of securities pursuant to this prospectus, we currently intend to use any net proceeds we receive from the sale of any securities offered by us under this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION
We are registering securities, with an aggregate offering price not to exceed $300,000,000, to be sold by us under a “shelf” registration process.
If we offer any securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We may sell the securities in any of the following ways (or in any combination thereof) from time to time:
•to or through one or more underwriters;
•through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);
•through one or more agents;
•through registered direct offerings;
•as part of a collaboration with a third party;
•as part of an acquisition or merger with a third party;
•through at-the-market issuances within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•in privately negotiated transactions; or
•directly to purchasers or to a single purchaser.
The distribution of the securities by us may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:
•the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any options under which underwriters may purchase additional securities from us;
•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchanges on which the securities may be listed.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may indemnify agents, underwriters, dealers, their affiliates, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
Our common stock is listed on The Nasdaq Global Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF COMMON STOCK
The description of our common stock is incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 27, 2025, including any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF PREFERRED STOCK
Under the terms of our Fifth Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.
If we offer any additional specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer debt securities as described in this prospectus that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in the applicable prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
•any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;
•the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;
•the date or dates on which principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;
•if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;
•the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form whether the debt securities will be issuable as global securities);
•if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;
•the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;
•if payments of principal of, or interest or premium, if any, on the debt securities of the series are to be made in one or more currencies or currency units other than the that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;
•the manner in which the amounts of payment of principal of, or interest and premium, if any, on the debt securities of the series will be determined if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•the provisions, if any, relating to any collateral provided for the debt securities of the series;
•any addition to or change in the covenants in the indenture which applies to the debt securities of the series;
•any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;
•the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of common stock or preferred stock of the Company that apply to debt securities of the series;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;
•if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and
•any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the applicable prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement, we will not in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:
•either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and
•immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;
•we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;
•we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;
•certain events involving bankruptcy, insolvency or reorganization of CAMP4 or our subsidiary; and
•any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.
Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•all lawful interest on overdue installments of interest and overdue principal have been paid; and
•the rescission would not conflict with any judgment or decree.
In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;
•the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;
•the trustee does not comply with the request within 60 days after such request; and
•the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•to provide that the surviving entity following a change of control of CAMP4 permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•to provide for certificated debt securities in addition to uncertificated debt securities;

•to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
•to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and
•to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.
From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•reduce the rate of or change the time for payment of interest on any of the debt securities;
•reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•make any debt security payable in money other than that stated in the debt security;
•change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;
•waive a default or event of default in the payment of the principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);
•waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;
•take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or
•make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
(1)to replace temporary or mutilated, destroyed, lost or stolen debt securities;
(2)the rights, powers, trusts, duties and immunities of the trustee; or

(3)to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).
In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:
•money;
•U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or
•a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;
which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;
•in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
•in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
•certain other conditions described in the indenture are satisfied.
If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to securities that are denominated in a foreign currency (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of CAMP4, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
We maintain a website at www.camp4tx.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information about us by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is part and prior to the effectiveness of such registration statement, made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 27, 2025;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 13, 2025, for the quarter ended June 30, 2025, as filed with the SEC on August 14, 2025 and for the quarter ended September 30, 2025, as filed with the SEC on November 6, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 7, 2025, March 18, 2025, June 13, 2025 and September 10, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, as filed with the SEC on April 30, 2025; and
•the description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on October 8, 2024, as supplemented by the description of our common stock and preferred stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.
The SEC file number for each of the documents listed above is 001-42365.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
CAMP4 Therapeutics
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts 02139
(617) 651-8867
Attention: Corporate Secretary
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.camp4tx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CAMP4 Therapeutics Corporation appearing in CAMP4 Therapeutics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 10, 2025
PROSPECTUS SUPPLEMENT
Up to $100,000,000
Common Stock

We have entered into a sales agreement (the “Sales Agreement”), dated November 10, 2025, with Leerink Partners LLC (“Leerink Partners”) as sales agent. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $0.0001 per share (the “shares of common stock”), from time to time through Leerink Partners, acting as our sales agent. Pursuant to this prospectus supplement and accompanying base prospectus (the “prospectus”), we may offer and sell shares of common stock with an aggregate offering price of up to $100,000,000.
Sales of shares of common stock, if any, under this prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Leerink Partners will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Our common stock is listed on The Nasdaq Global Market under the symbol “CAMP.” The last reported sale price of shares of our common stock on The Nasdaq Global Market on November 7, 2025 was $4.25 per share.
Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of the shares sold under the Sales Agreement. In connection with the sale of shares of common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-15 regarding the compensation to be paid to the sales agent.

An investment in our common stock involves significant risks. You should carefully consider the Risk Factors beginning on page S-9 of this prospectus and “Item 1A. Risk Factors” of our most recent report on Form 10-K or Form 10-Q that is incorporated by reference in this prospectus, before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners
The date of this prospectus is                              , 2025.

TABLE OF CONTENTS
Prospectus
You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectuses prepared by us or on our behalf. We have not authorized any person to provide any information or make any statement that differs from what is contained in this prospectus and any free writing prospectuses prepared by us or on our behalf. If any person does make a statement that differs from what is in this prospectus or any free writing prospectuses, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any free writing prospectus or of any sale of shares of common stock in this offering. Our business, financial condition, results of operations and prospects may have subsequently changed.
S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration process.
This prospectus and the documents incorporated by reference herein include important information about us, our common stock and other information you should know before investing. This prospectus describes the specific details regarding this offering, including the price, the amount of shares of common stock being offered and the risks of investing in our common stock.
You should carefully read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
References in this prospectus to “CAMP4,” “the Company,” “we,” “us” and “our” refer to CAMP4 Therapeutics Corporation and our subsidiary on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires. “CAMP4,” “RAP Platform,” “RNA Actuator” and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are the property of CAMP4 Therapeutics Corporation and are registered as trademarks in the United States and other countries. This prospectus and the other documents incorporated by reference contain references to our trademarks and to trademarks belonging to other entities. Each of the other trademarks, trade names and service marks included in this prospectus belongs to its respective holder. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to those trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus, any prospectus supplement, any free writing prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. All statements other than statements of historical fact contained in this prospectus, including statements regarding our strategy, future operations, future financial position, prospects, plans, objectives of management and expected growth, are forward-looking statements. These statements are based on our current beliefs, expectations and assumptions regarding our intentions, beliefs or current expectations concerning, among other things, the future of our business, future plans and strategies, our operational results and other future conditions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about the following:
•the initiation, timing, progress, results and costs of our research and development programs and of our current and future preclinical studies and clinical trials of our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, as well as the period during which the results of the trials are expected become available;
•the timing of our planned good laboratory practices toxicology studies and regulatory submissions, initiation of planned clinical trials and timing of expected clinical results for our current and future product candidates;
•the timing of any submissions of filings for regulatory approval of, and our ability to obtain and maintain regulatory approvals for, any product candidates we may develop;
•our ability to identify patients with the diseases treated by our product candidates, and to enroll patients in trials;
•our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;
•our reliance on third party manufacturing partners to comply with significant regulations with respect to manufacturing our products;
•our expectations regarding the scope of any approved indication for any product candidates we may develop;
•our ability to successfully commercialize our product candidates, if approved;
•our ability to leverage our RAP Platform to identify and develop future product candidates;
•our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;
•our ability to establish or maintain strategic collaborations or arrangements, including potential business development opportunities and potential licensing partnerships, and our ability to attract collaborators with development, regulatory and commercialization expertise;
•our ability to identify, recruit and retain key personnel;

•our reliance upon intellectual property licensed from third parties and our ability to obtain such licenses on commercially reasonable terms or at all;
•our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;
•our financial performance;
•the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;
•our competitive position and the development of and projections relating to our competitors or our industry;
•our estimates regarding future expenses and needs for additional financing;
•the impact of laws and regulations;
•the effect of changes in international trade policies and general economic, industry, geopolitical and market conditions, such as uncertainties related to military conflict or war, tariffs (including tariffs that have been or may in the future be imposed by the United States or other countries), sanctions, trade protection measures or other trade barriers, inflation and financial institution instability, or pandemic or epidemic disease outbreaks, or the impact of the United States government shutdown, many of which are beyond our control, as well as the value of our common stock and our ability to access capital markets; and
•our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) and a smaller reporting company, as defined in the Exchange Act.
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
Unless otherwise indicated, market and industry data contained in this prospectus, including potential market opportunities, is based on our management’s estimates and research, as well as industry and general publications and research and studies conducted by third parties. Although we believe that the information from these third-party publications, research and studies included in this prospectus is reliable, and we are responsible for the accuracy of such information, we have not independently verified the accuracy or completeness of this information. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. This data involves a number of assumptions and limitations and the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and in our subsequent filings with the SEC. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

PROSPECTUS SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus and any supplements to this prospectus, including the risk factors and financial statements included or incorporated by reference herein or therein.
Company Overview
Company Information
We are a clinical-stage biopharmaceutical company pioneering the discovery and development of a new class of RNA-targeting therapeutics with the goal of upregulating gene expression and restoring healthy protein levels to treat a broad range of genetic diseases. Regulatory RNAs (“regRNAs”) play a central role in the regulation of every protein-coding gene by contributing to gene activation and suppression. Our approach is designed to amplify messenger RNA (“mRNA”) expression by harnessing the power of regRNAs that form localized complexes with transcription factors and regulate gene expression. Our proprietary RNA Actuating Platform (“RAP Platform”) allows us to rapidly and systematically identify and characterize the active regulatory elements controlling every expressed gene and tens of thousands of druggable enhancer and promoter regRNA sequences that control protein-coding genes. Once a disease-associated target gene is identified, we apply our RAP Platform to identify the controlling regRNA and rapidly generate novel antisense oligonucleotide (“ASO”) candidates, which we refer to as RNA Actuators. These ASOs are designed to bind to the identified regRNA and amplify the expression of the target gene in a specific and controllable way. We are primarily focused on diseases of the central nervous system with validated disease biology, and we believe our RAP Platform allows us to address a broad range of rare and prevalent genetic diseases in which a modest increase in protein expression has the potential to be clinically meaningful.
We are leveraging our RAP Platform to advance a preclinical program for the treatment of synaptic Ras GTPase activating protein 1 (“SYNGAP1”)-related disorders, a group of neurodevelopmental conditions caused by pathogenic variants in the SYNGAP1 gene that result in a haploinsufficient state, reducing SYNGAP protein levels by up to 50%. SYNGAP plays a critical role in cognitive development and synaptic function. Epilepsy is a common characteristic of these disorders and nearly all patients experience some degree of developmental delay and cognitive impairment. Incidence estimates vary significantly, ranging from one to 40 per 100,000 individuals. While we believe that SYNGAP1-related disorders remain underdiagnosed, we estimate that there are more than 10,000 individuals living with these disorders in the United States. SYNGAP1-related disorders are reported to represent 0.5% to 1.0% of all intellectual disability cases, making them among the most common causes of intellectual disability in patients with epilepsy, and indicating that the patient population may be significantly larger than incidence estimates suggest. There are no FDA-approved, disease-modifying therapies for SYNGAP1-related disorders. Treatment is often limited to supportive physical, occupational and speech therapy. A combination of non-specific anti-seizure medications may be prescribed, though SYNGAP1-related disorders have proven difficult to control with available therapeutics. Up to 50% of patients do not adequately respond to medication, in which case implantable devices, such as those for vagus nerve stimulation, may offer incremental therapeutic benefit. We are advancing our SYNGAP program to address the significant unmet need by targeting the direct cause of SYNGAP1-related disorders, haploinsufficiency, which we believe is amenable to targeting through regRNAs. Our novel approach targets the SYNGAP1 gene at the transcriptional level to restore SYNGAP function and improve symptoms by utilizing an intrathecally delivered ASO. Upregulation of SYNGAP1 gene expression may increase SYNGAP protein levels in amounts sufficient to yield therapeutic benefit. Our preclinical studies demonstrated a dose-dependent increase in SYNGAP mRNA levels accompanied by an increase in SYNGAP protein expression. On May 16, 2025, we presented preclinical data from our SYNGAP program in an oral presentation at the 28th American Society of Gene and Cell Therapy Annual Meeting. We observed that intracerebroventricular injection of our lead development candidate, CMP-002 (formerly known as CMP-SYNGAP-01), restored SYNGAP protein levels to near normal range in haploinsufficient mice carrying a single copy of the human SYNGAP1 gene after a single dose and rescued motor defects and spatial learning defects following two doses. Additionally, we observed that biweekly intrathecal injections of CMP-002 were well tolerated in cynomolgus monkeys and resulted in a significant increase in SYNGAP protein levels across multiple brain regions clinically relevant to the disease, with dose-linear increases of CMP-002 in disease-relevant brain regions. We have initiated GLP toxicology studies for CMP-002 to enable the filing of a clinical trial application. Pending successful completion of GLP toxicology studies and regulatory clearance, we intend to initiate a global Phase 1/2 clinical trial in individuals with SYNGAP1-related disorders as early as the second half of 2026.
Our pipeline also includes our clinical candidate, CMP-001 (formerly known as CMP-CPS-001), for the treatment of the most prevalent urea cycle disorders (“UCDs”), for which we have completed a Phase 1 clinical trial in healthy volunteers. UCDs are a group of severe, inherited metabolic diseases caused by mutations in the genes that encode one or more of the eight enzymes and transporters necessary to convert ammonia into urea. The inability of the body to properly metabolize ammonia leads to the accumulation of toxic levels in circulation, ultimately resulting in severe health outcomes, such as neurologic disability, seizure and death. CMP-001 is designed to improve urea cycle activity by amplifying expression of carbamoyl phosphate synthetase 1 (“CPS1”), an enzyme that catalyzes the first step of the urea cycle, by binding to a CPS1-specific regRNA. Our preclinical studies have demonstrated that modulating the activity of the target regRNA increases expression of the CPS1 gene, resulting in increased CPS1 enzyme levels, which allows for more ammonia to be converted into urea, thereby lowering ammonia levels to normal, healthy ranges. These preclinical studies also demonstrated that CMP-001 can increase the level of, or upregulate, the production of multiple enzymes responsible for converting ammonia into urea, potentially allowing us to address more than 85% of patients with UCDs. We have received approval of a clinical trial application in the Netherlands to enable the initiation of a Phase 1b expansion to enroll female participants who are heterozygous for a mutation of the OTC gene. We estimate that there are approximately 2,000 diagnosed female OTC heterozygotes in the United States who have inherited one copy of a gene with OTC-related changes and experience potentially addressable UCD symptoms.
We have completed the analysis of safety, pharmacokinetic, and pharmacodynamic biomarker data from all four cohorts of the single ascending dose (“SAD”) portion and from the three completed cohorts of the multiple ascending dose (“MAD”) portion of the clinical trial. In total, 86 healthy volunteer participants were observed, including 51 receiving CMP-001. CMP-001 demonstrated a favorable safety profile in both the SAD and MAD portions of the clinical trial, with no serious adverse events or discontinuations due to adverse events. Pharmacokinetic data similarly was observed to be consistent with expectations, demonstrating a dose-dependent increase in exposure (Cmax and AUC) with clear separation between groups and low-to-moderate variability in key pharmacokinetic parameters at all dose levels. There were no conclusive determinations of pharmacodynamic activity or non-activity in this healthy volunteer population, which we believe may have resulted from intrinsic variability in the ureagenesis rates of healthy individuals measured with the investigational 13C-sodium acetate test used in the study. We have made the strategic decision to pause new investment in our UCD program and to prioritize the development of our SYNGAP program. We continue to believe that CMP-001 has the potential to be the first disease-modifying therapy for the most prevalent UCDs and intend to pursue partnership opportunities to support the further development of CMP-001.
Our principal executive offices are located at One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, Massachusetts 02139 and our telephone number is (617) 651-8867. Our website address is www.camp4tx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference, and investors should not rely on any such information in deciding whether to purchase our common stock.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company, as defined in the JOBS Act, and we may remain an emerging growth company until December 31, 2029 or until such earlier time that we are no longer an emerging growth company. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved and an exemption from compliance with the requirements regarding the communication of critical audit matters in the auditor’s report on financial statements.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, our financial statements may not be comparable to those of companies that are not emerging growth companies.
We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029.
We are also a “smaller reporting company,” as defined in the Exchange Act, meaning that the market value of our shares held by non-affiliates is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either: (i) the market value of our shares held by non-affiliates is less than $250.0 million; or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering
Up to 70,409,596 shares of common stock, assuming a sales price of $4.25 per share, which was the last reported sale price per share of our common stock on The Nasdaq Global Market on November 7, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Market, if at all, through Leerink Partners. See “Plan of Distribution” on page S-15 of this prospectus.

Use of Proceeds
We intend to use the net proceeds from the sale of shares of common stock offered by this prospectus, together with other available funds, primarily for general corporate purposes, including, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. See “Use of Proceeds” on page S-11 of this prospectus.

Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Global Market symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “CAMP.”
The number of shares of common stock that will be outstanding after this offering as shown above is based on 46,880,185 shares of common stock outstanding as of September 30, 2025, which number excludes:
•2,885,206 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $6.52 per share;
•1,818,223 shares of common stock reserved for future issuance under our 2024 Equity Incentive Plan as of September 30, 2025;
•415,913 shares of common stock reserved for future issuance under our 2024 Employee Stock Purchase Plan as of September 30, 2025;
•142 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted-average exercise price equal to $11.21 per share; and
•6,003,758 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, at an exercise price equal to $0.0001 per share.
Unless otherwise noted, the information in this prospectus reflects and assumes no exercise of outstanding stock options, warrants or pre-funded warrants.

RISK FACTORS
An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, prospects, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.
Risks Related to this Offering
You will incur immediate and substantial dilution as a result of the completion of this offering.
The price per share of common stock being offered may be higher than the net tangible book value per share of our outstanding shares of common stock prior to this offering. Assuming that an aggregate of 23,529,411 shares of our common stock are sold at an assumed offering price of $4.25 per share, the last reported sale price of our shares of common stock on The Nasdaq Global Market on November 7, 2025, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.04 per share of common stock. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.
Raising additional capital may cause dilution to our stockholders imposing restrictions on our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, that we generate substantial product revenue, we expect to finance our cash needs through equity offerings, debt financings or other capital sources, including potential collaborations, licenses and other arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect their rights as a holder of our common stock. Any future debt or preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, selling or licensing our assets, making capital expenditures, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.
We will have broad discretion over the use of the net proceeds from this offering.
We will have broad discretion to use the net proceeds from the sale of shares of our common stock in this offering, and investors in our common stock will be relying on the judgment of our board of directors and management regarding the application of these proceeds. Although we intend to use the net proceeds from this offering primarily for general corporate purposes, including, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures, we have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion of the allocation of net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.
The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
It is not possible to predict the number of shares we will issue under the Sales Agreement or aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold through Leerink Partners after delivering an issuance notice, if any, will fluctuate based on a number of factors, including the market price of shares of our common stock during the sales period, the limits we set with Leerink Partners in any applicable issuance notice and the demand for shares of our common stock during the sales period. Because the price per share of each share of common stock sold pursuant to the Sales Agreement will fluctuate during this offering, it is not currently possible to predict the number of shares of common stock that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any shares of common stock.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of shares of common stock offered by this prospectus, together with other available funds, primarily for general corporate purposes, including, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures, and we have not determined the amount of net proceeds to be used specifically for such purposes. The amount of net proceeds from this offering will depend upon the number of shares of common stock sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares of common stock under or fully utilize the Sales Agreement as a source of financing.
We have not determined the amount of net proceeds to be used specifically for such purposes or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from the sale of shares of common stock offered by this prospectus, the progress of our preclinical studies and clinical trials, pre-commercialization efforts and other product development activities. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other partners, the availability of other financing and other factors. Pending these uses, we plan to invest these net proceeds in treasury bills, corporate bonds, commercial paper, term deposits, bankers acceptances or deposit-based investments including, but not limited to, interest savings accounts. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.
We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of our product candidates. If we are able to gain marketing approval for product candidates that we develop, we will require significant additional amounts of capital in order to launch and commercialize such product candidates to the extent that such launch and commercialization are not the responsibility of a collaborator. We expect to finance our future cash needs through public or private equity offerings, debt financings, royalty-based financing, collaborations, licensing arrangements or other sources, or any combination of the foregoing.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock you will pay in this offering and the as adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share of common stock represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.
As of September 30, 2025, our historical net tangible book value was $58.7 million, or $1.25 per share of common stock. Historical net tangible book value per share represents historical net tangible book value divided by the 46,880,185 shares of our common stock outstanding as of September 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $4.25 per share, the last reported sale price of our shares of common stock on November 7, 2025 on The Nasdaq Global Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $155.3 million or approximately $2.21 per share. This represents an immediate increase in the net tangible book value of $0.96 per share to existing shareholders and an immediate dilution of $2.04 per share to new investors purchasing shares of common stock in this offering. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this offering. The shares sold in this offering, if any, will be sold from time to time at various prices.
The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Assumed public offering price per share		$4.25
Historical net tangible book value per share at September 30, 2025	$1.25
Increase in net tangible book value per share attributable to this offering	0.96
As adjusted net tangible book value per share after this offering		$2.21
Dilution per share to new investors participating in this offering		$2.04
The table above assumes for illustrative purposes an aggregate of 23,529,411 shares of common stock are sold at a price of $4.25 per share, for aggregate gross proceeds of $100,000,000. The shares of common stock, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share of common stock in the price at which the shares of common stock are sold from the assumed offering price of $4.25 per share shown in the table above, assuming all of our shares of common stock in the aggregate amount of $100,000,000 are sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.36 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.89 per share, after deducting estimated commissions and estimated offering expenses. A decrease of $1.00 per share of common stock in the price at which the shares are sold from the assumed offering price of $4.25 per share shown in the table above, assuming all of our shares in the aggregate amount of $100,000,000 are sold at that price, would decrease our adjusted net tangible book value per share after the offering to $2.00 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.25 per share, after deducting estimated commissions and estimated offering expenses. This information is supplied for illustrative purposes only.
The number of shares of common stock that will be outstanding after this offering as shown above is based on 46,880,185 shares of common stock outstanding as of September 30, 2025, which number excludes:
•2,885,206 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $6.52 per share;

•1,818,223 shares of common stock reserved for future issuance under our 2024 Equity Incentive Plan as of September 30, 2025;
•415,913 shares of common stock reserved for future issuance under our 2024 Employee Stock Purchase Plan as of September 30, 2025;
•142 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted-average exercise price equal to $11.21 per share; and
•6,003,758 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, at an exercise price equal to $0.0001 per share.
To the extent the stock options, warrants or pre-funded warrants outstanding as of September 30, 2025 have been or are exercised, or other shares of common stock are issued, investors purchasing shares of common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid any dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Our ability to pay cash dividends on our capital stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any indebtedness we may incur.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to Leerink Partners as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for our common stock. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to our Registration Statement on Form S-3 of which this prospectus forms a part.
Leerink Partners will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Market to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.
The compensation payable to Leerink Partners as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses up to $25,000 in connection with quarterly diligence bringdowns thereafter, and up to $40,000 for each program refresh where a new registration statement, prospectus, or prospectus supplement related to the shares sold pursuant to the Sales Agreement is filed or the Sales Agreement is amended, and for certain other expenses, including Leerink Partners’ Financial Industry Regulatory Authority, Inc. (“FINRA”) counsel fees in an amount up to $15,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Leerink Partners in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $400,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, and the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock during the relevant period.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on The Nasdaq Global Market and trades under the symbol “CAMP.” The transfer agent of our common stock is Equiniti Trust Company, LLC.
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Leerink Partners LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS
The consolidated financial statements of CAMP4 Therapeutics Corporation appearing in CAMP4 Therapeutics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.camp4tx.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 13, 2025, for the quarter ended June 30, 2025, as filed with the SEC on August 14, 2025 and for the quarter ended September 30, 2025, as filed with the SEC on November 6, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 7, 2025, March 18, 2025, June 13, 2025 and September 10, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, as filed with the SEC on April 30, 2025; and
•the description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on October 8, 2024, as supplemented by the description of our common stock and preferred stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.
The SEC file number for each of the documents listed above is 001-42365.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
CAMP4 Therapeutics Corporation
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, Massachusetts 02139
(617) 651-8867
Attention: Corporate Secretary
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.camp4tx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Up to $100,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners
                    , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the offered securities being registered, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee	$41,430
Financial Industry Regulatory Authority, Inc. filing fee	$45,500
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Trustee’s fees and expenses	*
Miscellaneous	*
Total	$ *
__________________
*Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the General Corporate Law of the State of Delaware (“DGCL”), our Fifth Amended and Restated Certificate of Incorporation (our “Restated Charter”) includes a provision to eliminate the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our Restated Charter and Amended and Restated Bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified, in each case except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.
Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
We have entered into indemnification agreements with our directors and certain of our officers. These indemnification agreements provide broader indemnity rights than those provided under the DGCL and our Restated Charter. These indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.
We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers. Also see “Undertakings.”
Item 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement

1.2	Sales Agreement by and between the Company and Leerink Partners LLC (filed herewith)

3.1	Fifth Amended and Restated Certificate of Incorporation of CAMP4 Therapeutics Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on October 15, 2024)

3.2	Amended and Restated Bylaws of CAMP4 Therapeutics Corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant on October 15, 2024)

4.1
Third Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated June 2, 2022 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 as filed with the SEC on September 20, 2024, File No. 333-282241)

4.2	Description of Registered Securities (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by the Registrant on March 27, 2025)

4.3	Form of Pre-Funded Warrant (incorporated by referenced to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 10, 2025)

4.4
Registration Rights Agreement, dated September 9, 2025, by and among CAMP4 Therapeutics Corporation and the investors party thereto (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 10, 2025)

4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.6*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.7*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.8	Form of Indenture (filed herewith)

5.1	Opinion of Ropes & Gray LLP relating to the base prospectus (filed herewith)

5.2	Opinion of Ropes & Gray LLP relating to the at-the-market offering prospectus supplement (filed herewith)

Exhibit	Description
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney (incorporated by reference to the signature page hereto)

25.1	Statement of Eligibility of Trustee Under Debt Indenture (filed herewith)

107	Filing Fee Table (filed herewith)
__________________
*To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is relying on Rule 430B:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 10th day of November, 2025.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Josh Mandel-Brehm
President and Chief Executive Officer (Principal executive officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Josh Mandel-Brehm and Kelly Gold and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements thereto (including post-effective amendments and registration statements filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Josh Mandel-Brehm	President, Chief Executive Officer and Director (Principal executive officer)	November 10, 2025
Josh Mandel-Brehm

/s/ Kelly Gold	Chief Financial Officer (Principal financial and accounting officer)	November 10, 2025
Kelly Gold

/s/ Douglas E. Williams	Chair and Director	November 10, 2025
Douglas E. Williams, PhD

/s/ Michael Higgins	Director	November 10, 2025
Michael Higgins

/s/ Steven Holtzman	Director	November 10, 2025
Steven Holtzman

/s/ Amir Nashat	Director	November 10, 2025
Amir Nashat, ScD

/s/ Andrew Schwab	Director	November 10, 2025
Andrew Schwab

/s/ Murray Stewart	Director	November 10, 2025
Murray Stewart, DM FRCP

/s/ Richard Young	Director	November 10, 2025
Richard Young, PhD